Exhibit 99.1

REVOCABLE PROXY

LIVERPOOL COMMUNITY BANK

SPECIAL meeting of shareholders

March 27, 2018

11:00 a.m.

This proxy is solicited on behalf of the board of directors.

The undersigned hereby appoints [ ∙ ] and [ ∙ ], or either of them, each with full power of substitution as attorneys and proxies of the undersigned to vote all Liverpool Community Bank (“Liverpool”) common stock of the undersigned at the Special Meeting of Shareholders of Liverpool to be held at 11:00 a.m., local time, on March 27, 2018, at Liverpool Community Bank, 104 North Front Street, Liverpool, Pennsylvania 17045, and at any adjournment or postponement of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder of record. Where a vote is not specified, the proxies will vote shares represented by this proxy FOR ALL Proposals DESCRIBED HEREIN, and in accordance with the DIRECTION of the BOARD OF dIRECTORS of LIVERPOOL on such other matters that may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated [ ∙ ], 2018.

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE

(continued, and to be marked, dated and signed, on the other side)

☒ PLEASE MARK VOTES	REVOCABLE PROXY	Special Meeting of Shareholders
AS IN THIS EXAMPLE	LIVERPOOL COMMUNITY BANK	March 28, 2018

The board of directors recommends a vote FOR All Proposals described below.

Proposal 1 – Adoption of the Agreement and Plan of Merger, dated as of December 29, 2017, by and among Juniata Valley Financial Corp. (“Juniata”), The Juniata Valley Bank (“JVB”), and Liverpool, which provides for, among other things, the merger of Liverpool with and into JVB, with JVB surviving, and the conversion of each share of Liverpool common stock outstanding immediately prior to the merger into the right to receive either 202.6286 shares of Juniata common stock or $4,050.00 cash, subject to proration so that not less than 15% and not more than 20% of the merger consideration is paid in cash.

For ☐	Against ☐	Abstain ☐

Proposal 2 – Approval of the adjournment of the special meeting if necessary to solicit additional proxies in favor of the adoption of the merger agreement.

For ☐	Against ☐	Abstain ☐

☐	PLEASE CHECK IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

Please date and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

_______________________________ (Signature of Shareholder)

_______________________________ (Signature of Shareholder)

Dated: _______________________, 2018

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